UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  November 13, 2009

XOMA LTD.

(Exact name of registrant as specified in its charter)

Bermuda

(State or other jurisdiction of incorporation)

0-14710	52-2154066
(Commission File Number)	(IRS Employer Identification No.)

2910 Seventh Street, Berkeley, California	94710
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code	(510) 204-7200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard.

As previously reported, XOMA Ltd. (“XOMA”) received a letter from the staff of The NASDAQ Stock Market LLC (the “Staff”) on November 13, 2009 indicating that the Staff has concluded that XOMA’s previously-announced common share financing completed on September 30, 2009 did not comply with NASDAQ’s Listing Rule 5635(d)(2) (the “Rule”).  On December 8, 2009, XOMA received a Letter of Reprimand from the Staff for non-compliance with the Rule in connection with the September 30, 2009 financing.  The issuance of the Letter of Reprimand completed the Staff’s review of the matter referenced in the November 13, 2009 letter.  XOMA’s common shares will remain listed on The NASDAQ Global Market.

The Letter of Reprimand states that, although the Staff determined that XOMA failed to comply with the Rule, it was appropriate to close the matter with a Letter of Reprimand in light of the apparent inadvertent nature of the violation, XOMA’s reliance on its outside advisors, XOMA’s efforts to remedy the transaction and assure future compliance, and because XOMA has not demonstrated a pattern of non-compliance with NASDAQ’s continued listing rules.

On December 9, XOMA issued a press release, a copy of which is attached as Exhibit 99.2.

Item 9.01.                      Financial Statements and Exhibits.

99.2                      Press Release dated December 9, 2009, furnished herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 9, 2009	XOMA LTD.

By: /s/ Christopher J. Margolin
Christopher J. Margolin
Vice President, General
Counsel and Secretary

EXHIBIT INDEX

Number	Description

99.2	Press Release dated December 9, furnished herewith.